EXHIBIT 4 6.(c)


                                     SUCCESSOR AGREEMENT

       THIS AGREEMENT, dated as of January 1, 1995 ("Agreement"), between CBI Industries, Inc. (the "Company") and Mellon Bank, N.A. ("Successor Bank").

                                    W I T N E S S E T H :

       WHEREAS, the Company, the Specified Subsidiaries party thereto, the several commercial banks parties thereto (the "Existing Banks") and Ibis Investments, Inc., as Bid Advance Agent, are parties to a Credit Agreement dated as of December 4, 1992 (as the same may have been or may hereafter be amended, supplemented, or otherwise modified, the "Credit Agreement");

       WHEREAS, the unused portion of the Commitment (as defined in the Credit Agreement) of certain Banks is terminating and one or more commercial banks are succeeding to the Commitment of such Banks and wish to become a party to the Credit Agreement;

       WHEREAS, there has terminated or there have expired an aggregate principal amount of Commitments equal to $30,000,000 which have not heretofore been replaced (the "Terminated Commitments"; the Banks that have maintained the Terminated Commitments being collectively referred to as the "Terminated Banks"); such Terminated Commitments being on the date hereof utilized as follows:


                                                                Last day of
                                           Principal Amount     Interest Period

I      Unused Portion                      $30,000,000                 N/A

II     Syndicated Advances                        N/A

Adjusted CD Rate Advances                         N/A

Eurodollar Rate Advances                          N/A

Base Rate Advances                                N/A

III    Competitive Bid Advances                   N/A

       WHEREAS, the Company desires the Successor Bank to become, and the Successor Bank is agreeable to becoming, a "Bank" for purposes of the Credit Agreement on the terms contained herein;

       NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

       1. Benefits of Agreement. The Company and the Successor Bank hereby agree that on and as of the date hereof the Successor Bank shall be a "Bank" for all purposes and shall be bound by the obligations and entitled to the benefits of the Credit Agreement as if the Successor Bank had been named on the signature pages thereof, provided that the Successor Bank shall not assume and shall, except as herein provided, have no obligations in respect of any Advances outstanding on the date hereof and made by any Terminated Bank.

       2. Commitment of Successor Bank. The Company and the Successor Bank hereby agree that on and as of the date hereof the Successor Bank shall succeed to $15,000,000 of the Commitments of the Terminated Banks, which succession shall be effective as of the date hereof.

       3. Taxes. The Successor Bank (i) represents to the Company that it is incorporated under the laws of the United States or a state thereof, (ii) represents that it has furnished to the Company (A) a statement that it is incorporated under the laws of the United States or a state thereof, and (B) an Internal Revenue Service Form W-9 to establish an exemption from United
       States backup withholding tax, and (iii) agrees to provide the Company a new Form W-9, or successor applicable form or other manner of certificate, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, certifying in the case of a Form W-9 establishing exemption from United States backup withholding tax.

       4. Miscellaneous. (a) Capitalized terms used herein shall have the meanings defined in the Credit Agreement unless otherwise defined herein.

       (b) This Agreement may be executed in separate counterparts with the same effect as if the signatures thereto were upon one instrument.

       (c) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           CBI INDUSTRIES, INC.


                                    By:    /s/ Buel T. Adams
                                           ____________________________
                                           Buel T. Adams
                                           Vice President and Treasurer

                                           Address for Notice Purposes:

                                           800 Jorie Boulevard
                                           Oak Brook, Illinois 60521-2268
                                           Attention:    Treasurer
                                           Telephone:    708-572-7409
                                           Telecopy:     708-572-7405
                                           Telex:               N/A
                                           Answerback:   N/A

COMMITMENT:

$15,000,000                                MELLON BANK, N.A.


                                    By:    /s/ Blake A. McKim
                                           ___________________
                                           Blake A. McKim
                                           Vice President

                                           Mellon Financial Services
                                           52 W. Monroe St. Suite 2600
                                           Chicago, IL  60603
                                           Telephone:    312-357-3402
                                           Telecopy:     312-357-3414


                                           Domestic, CD, Eurodollar Lending,
                                           and Competitive Bid Offices:

                                           Mellon Bank, N.A .
                                           Attention:  Loan Administration
                                           3 Mellon Bank Center, Room 2302
                                           Pittsburgh, PA  15259
                                           Telephone:    412-234-4769
                                           Telecopy:     412-236-2027





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                                           Payment Instructions:

                                           Mellon Bank N.A.
                                           3 Mellon Bank Center
                                           Pittsburgh, PA
                                           ABA# 043000261
                                           Account #  990873800
                                           Reference:  CBI
                                           Attention:  Loan Administration




























































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                                     SUCCESSOR AGREEMENT

       THIS AGREEMENT, dated as of January 1, 1995 ("Agreement"), between CBI Industries, Inc. (the "Company") and NationsBank North Carolina, N.A. "Successor Bank").

                                    W I T N E S S E T H :

       WHEREAS, the Company, the Specified Subsidiaries party thereto, the several commercial banks parties thereto (the "Existing Banks") and Ibis Investments, Inc., as Bid Advance Agent, are parties to a Credit Agreement dated as of December 4, 1992 (as the same may have been or may hereafter be amended, supplemented, or otherwise modified, the "Credit Agreement");

       WHEREAS, the unused portion of the Commitment (as defined in the Credit Agreement) of certain Banks is terminating and one or more commercial banks are succeeding to the Commitment of such Banks and wish to become a party to the Credit Agreement;

       WHEREAS, there has terminated or there have expired an aggregate principal amount of Commitments equal to $30,000,000 which have not heretofore been replaced (the "Terminated Commitments"; the Banks that have maintained the Terminated Commitments being collectively referred to as the "Terminated Banks"); such Terminated Commitments being on the date hereof utilized as follows:


                                                                Last day of
                                           Principal Amount     Interest Period


I      Unused Portion                      $30,000,000                 N/A

II     Syndicated Advances                        N/A

Adjusted CD Rate Advances                         N/A

Eurodollar Rate Advances                          N/A

Base Rate Advances                                N/A

III    Competitive Bid Advances                   N/A

       WHEREAS, the Company desires the Successor Bank to become, and the Successor Bank is agreeable to becoming, a "Bank" for purposes of the Credit Agreement on the terms contained herein;

       NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

       1. Benefits of Agreement. The Company and the Successor Bank hereby agree that on and as of the date hereof the Successor Bank shall be a "Bank" for all purposes and shall be bound by the obligations and entitled to the benefits of the Credit Agreement as if the Successor Bank had been named on the signature pages thereof, provided that the Successor Bank shall not assume and shall, except as herein provided, have no obligations in respect of any Advances outstanding on the date hereof and made by any Terminated Bank.

       2. Commitment of Successor Bank. The Company and the Successor Bank hereby agree that on and as of the date hereof the Successor Bank shall succeed to $15,000,000 of the Commitments of the Terminated Banks, which succession shall be effective as of the date hereof.

       3. Taxes. The Successor Bank (i) represents to the Company that it is incorporated under the laws of the United States or a state thereof, (ii) represents that it has furnished to the Company (A) a statement that it is incorporated under the laws of the United States or a state thereof, and (B) an Internal Revenue Service Form W-9 to establish an exemption from United States backup withholding tax, and (iii) agrees to provide the Company a new Form W-9, or successor applicable form or other manner of certificate, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, certifying in the case of a Form W-9 establishing exemption from United States backup withholding tax.

       4. Miscellaneous. (a) Capitalized terms used herein shall have the meanings defined in the Credit Agreement unless otherwise defined herein.

       (b) This Agreement may be executed in separate counterparts with the same effect as if the signatures thereto were upon one instrument.

       (c) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           CBI INDUSTRIES, INC.


                                    By:    /s/ Buel T. Adams
                                           ____________________________
                                           Buel T. Adams
                                           Vice President and Treasurer

                                           Address for Notice Purposes:
                                           800 Jorie Boulevard
                                           Oak Brook, Illinois 60521-2268
                                           Attention:    Treasurer
                                           Telephone:    708-572-7409
                                           Telecopy:     708-572-7405
                                           Telex:               N/A
                                           Answerback:   N/A
COMMITMENT:

$15,000,000                                NATIONSBANK NORTH CAROLINA, N.A.



                                    By:    /s/ Lucine Kirchhoff
                                           ____________________
                                           Lucine Kirchhoff
                                           Senior Vice President


                                           Domestic, CD, Eurodollar and
                                           Competitive Bid Lending Offices:

                                           NationsBank North Carolina, N.A.
                                           One Independence Center
                                           NC1-001-15-03
                                           Charlotte, North Carolina 28255
                                           Telephone:  704-386-7427
                                           Telecopy:  704-386-8694

                                           Payment Instructions:

                                           NationsBank North Carolina, N.A.
                                           ABA# - 053 000 196
                                           Account # - 1366 2122 506
                                           Attn:  Corporate Credit Support
                                           Ref:  CBI
                                           Attention:  Kathy Mumpower





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